Exhibit 10.14

EXECUTION VERSION

LOAN PURCHASE AGREEMENT

among

SELLERS PARTY HERETO,

ONEMAIN FINANCIAL FUNDING II, LLC,

as Depositor

and

WELLS FARGO BANK, N.A.,

as Depositor Loan Trustee

Dated as of July 30, 2014

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SCHEDULES

Schedule I	—	List of Sellers

Schedule II	—	Loan Schedule

Schedule III	—	Perfection Representations, Warranties and Covenants

EXHIBITS

Exhibit A	—	Form of Assignment Agreement

Exhibit B	—	Form of Additional Loan Assignment

Exhibit C	—	Form of Accession Agreement

Exhibit D	—	Conditions to Accession

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This LOAN PURCHASE AGREEMENT (this “Agreement”) is made as of July 30, 2014, among the SELLERS PARTY HERETO as identified in Schedule I hereto (each, a “Seller” and, collectively, the “Sellers”), ONEMAIN FINANCIAL FUNDING II, LLC, a Delaware limited liability company (the “Depositor”), and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity but solely as loan trustee for the benefit of the Depositor (in such capacity, the “Depositor Loan Trustee”).

BACKGROUND

Under this Agreement, each of the Sellers will sell from time to time to the Depositor certain consumer loans. The Depositor Loan Trustee will hold legal title to, and serve as loan trustee with respect to, such consumer loans for the benefit of the Depositor. The Depositor and the Depositor Loan Trustee intend to sell from time to time their interests in these loans to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer pursuant to the Sale and Servicing Agreement and the Issuer and the Issuer Loan Trustee intend to grant a security interest in these loans to the Indenture Trustee pursuant to the Indenture.

AGREEMENT

In consideration of the mutual promises in this Agreement and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree to the following:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used but not defined in this Agreement are defined in and shall have the respective meanings assigned to them in Part A of Schedule II (together with Part B of such Schedule II, the “Definitions Schedule”) to the Sale and Servicing Agreement of even date herewith among OneMain Financial Funding II, LLC, as the Depositor, Wells Fargo Bank, N.A., as the Depositor Loan Trustee, OneMain Financial, Inc., as the Servicer, the Subservicers party thereto, OneMain Financial Issuance Trust 2014-2, as the Issuer, and Wells Fargo Bank, N.A., as Issuer Loan Trustee. The rules of construction set forth in Part B of the Definitions Schedule shall be applicable to this Agreement.

ARTICLE II

PURCHASE AND SALE OF LOANS

Section 2.01 Purchase and Sale.

(a) In consideration of the Depositor’s promise to pay the Purchase Price with respect to each Loan purchased by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor from such Seller hereunder, each Seller hereby sells, transfers, assigns, sets-over and otherwise conveys, from time to time, to the Depositor and, solely with respect to legal title to such Loans, the Depositor Loan Trustee for the benefit of the Depositor, without recourse except as expressly provided herein, all of such Seller’s right, title and interest in, to, and under the following assets (collectively, the “Purchased Assets”):

(i) each such Loan identified on the Assignment Agreement, in the case of Initial Loans, and each Loan identified in the manner specified in Section 2.01(c) and subsequently identified on an Additional Loan Assignment, in each case, as the same exist at the applicable Cut-Off Date;

(ii) each Renewal Loan created or arising out of a Renewal of a Loan described in clause (i) hereof, effected during the Revolving Period, as the same exist at the applicable Cut-Off Date;

(iii) the related Loan Agreement and all rights and privileges of such Seller accruing thereunder after the applicable Cut-Off Date, including the right to receive all Collections on such Loan from the related Loan Obligors received after the applicable Cut-Off Date;

(iv) all of such Seller’s interest in the goods (including returned or repossessed goods), if any, securing such Loan, and all insurance contracts with respect to such goods, and all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Loan whether pursuant to the Loan Agreement related to such Loan or otherwise, together with all financing statements and security agreements describing any collateral securing such Loan;

(v) all guaranties, letters of credit, letter of credit rights, “supporting obligations” (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions), insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loan whether pursuant to the Loan Agreement related to such Loan or otherwise and all rights of the Seller thereunder;

(vi) any and all servicing rights associated with the related Loans; and

(vii) all proceeds of the foregoing.

The foregoing does not constitute and is not intended to result in the creation or an assumption by the Depositor, the Depositor Loan Trustee (as such or in its individual capacity), the Issuer, the Issuer Loan Trustee (as such or in its individual capacity), the Owner Trustee (as such or in its individual capacity), the Indenture Trustee or any Noteholder of any obligation of any Seller, the Servicer or any other Person in connection with the Loans or under any agreement or instrument relating thereto, including any obligations to Loan Obligors.

(b) Each Seller shall prepare and file (and hereby authorizes the Depositor to prepare and file) on or within ten days of the Closing Date, all the financing statements (and amendments to financing statements when applicable) with respect to the Loans and the other Purchased Assets meeting the requirements of applicable law in such a manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of the Loans (including Initial Loans and Additional Loans) and the other Purchased Assets to each of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor in each case as a first-priority perfected ownership interest, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Depositor and the Depositor Loan Trustee, and, in the case of amendments to financing statements, as soon as practicable after receipt thereof by the Sellers or the Depositor. In the event that any transfer of Additional Loans requires any filing or documents necessary to maintain the interest of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor and their assigns as a first-priority perfected ownership interest, the affected Seller shall cause all such filings and recordings to be made on or within ten days of the date of such transfer and promptly provide evidence thereof to the Depositor and the Depositor Loan Trustee.

(c) On or prior to the Closing Date or the relevant Addition Date, as applicable, each Seller shall mark its electronic records with respect to each Loan sold hereunder by such Seller with a designation to indicate that the Loans and the related Purchased Assets have been sold to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor under this Agreement, further conveyed to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer under the Sale and Servicing Agreement and a security interest therein granted to the Indenture Trustee under the Indenture. In connection with any Renewal of a Loan, such marking of the electronic records shall include recordation of the loan number for the original Loan subject to such Renewal in the electronic file for the Renewal Loan. Each Seller shall not change any of these entries in its computer files relating to its applicable Loan except for such entries as may be required to give effect to other provisions of this Agreement; provided, that after a Loan shall have been repaid in full (and all Collections in respect thereof shall have been deposited into the Collection Account) or shall have become a Terminated Loan (and with respect to such Terminated Loan (y) the related Renewal Loan has been included on an electronic file identifying Renewal Loans that have become Additional Loans pursuant to Section 2.03(c) herein or (z) the related Terminated Loan Price shall have been deposited into the Principal Distribution Account pursuant to Section 5.01(h) herein and Section 2.11 of the Sale and Servicing Agreement), such entries may be removed consistent with the Credit and Collection Policy.

(d) On or prior to the Closing Date, each Seller shall deliver or cause to be delivered to the Depositor and the Depositor Loan Trustee the Loan Schedule identifying the Loans sold by such Seller as of the Closing Date, which Loan Schedule is attached as Schedule II hereto. In addition, each Seller further agrees, no later than the Monthly Determination Date following the end of each Collection Period, to deliver or to cause to be delivered to the Depositor and the Depositor Loan Trustee, an updated Loan Schedule (i) including (A) all Loans that were included in Purchased Assets at the close of business on the last day of the immediately preceding Collection Period (other than any Loans identified in clause (ii) below) and (B) all Additional Loans acquired by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor from such Seller in connection with an Additional Loan Assignment on the Addition Date occurring on the immediately preceding Loan Action Date, but (ii) excluding any Loans acquired by such Seller from the Depositor and the Depositor Loan Trustee for the benefit of the Depositor in connection with any optional reassignment of Loans pursuant to Section 6.03 herein occurring on any Document Delivery Date preceding such Monthly Determination Date. Such Loan Schedule will also separately identify each Loan that is designated as an Excluded Loan as of such Monthly Determination Date. All acts required of a Seller in this paragraph must be taken at a Seller’s own expense.

(e) The parties intend that the transfer of the Purchased Assets by each Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor be an absolute sale and not a secured borrowing. If the transaction under this Agreement were determined to be a loan rather than an absolute sale despite this intent of the parties, the transfers provided for in this Agreement shall be deemed to be the grant of, and each Seller hereby grants to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, a first-priority security interest in all of such Seller’s right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Purchased Assets to secure such Seller’s obligations under this Agreement including the obligation to cause the sale of the Loans and the payment of all monies due under the Purchased Assets to the Depositor and its assigns. This grant is a protective measure and must not be construed as evidence of any intent contrary to the one expressed in the first sentence of this paragraph, nor should the intent expressed in the first sentence of this paragraph be deemed to be an expression of the intended tax treatment of the conveyance of the Purchased Assets.

Section 2.02 Documents and Certificates. On the Closing Date, each Seller shall deliver to the Depositor and the Depositor Loan Trustee an Assignment Agreement in substantially the form of Exhibit A attached hereto (the “Assignment Agreement”), relating to the Loans and other Purchased Assets purchased by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, dated the Closing Date, and appropriately completed and duly executed. Each of Sellers, the Depositor and the Depositor Loan Trustee shall, at or prior to the Closing Date, execute and deliver all such additional instruments, documents or certificates as may be reasonably requested by the other parties for the consummation on the Closing Date of the transactions contemplated by this Agreement.

Section 2.03 Inclusion of Additional Loans.

(a) Any Seller, with the consent of the Depositor (which it may provide or withhold in its sole discretion), may designate from time to time Additional Loans to be sold to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor pursuant to this Agreement. Sales of Additional Loans (other than Renewal Loans with respect to Renewal Loan Replacements) to the Depositor shall only occur and be effective on the applicable Addition Date and shall be evidenced by the Seller’s marking of its computer records as specified in Section 2.01(c) herein immediately prior to the start of business on such Addition Date. As soon as practicable, but in any event no later than the fifth Business Day following the applicable Addition Date occurring on a Loan Action Date (the “Document Delivery Date”), each Seller shall deliver an Additional Loan Assignment as provided in Section 2.03(b)(iii).

(b) In connection with the conveyance of any Additional Loans to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor as described in Section 2.03(a), the obligation of the Depositor to pay the Purchase Price for such Additional Loans on the related Payment Date is subject to the following conditions:

(i) on or before the applicable Addition Date, the applicable Seller shall give the Depositor and the Depositor Loan Trustee written notice (unless such notice requirement is otherwise waived) specifying, with respect to the applicable Addition Date, the expected number of Additional Loans (other than Renewal Loans with respect to a Renewal Loan Replacement) sold and the expected aggregate Principal Balances outstanding of such Additional Loans (other than Renewal Loans with respect to Renewal Loan Replacements); provided, that no such notice shall be required with respect to any Renewal of Loans or conveyances related thereto;

(ii) in the event that an Addition Date occurs on a Loan Action Date, the applicable Seller shall deliver to the Depositor and the Depositor Loan Trustee an Officer’s Certificate, dated as of the Monthly Determination Date immediately following such Loan Action Date, and certifying that (x) as of the applicable Additional Cut-Off Date, the Additional Loans conveyed on such Addition Date were all Eligible Loans and (y) each of the conditions set forth in this Section 2.03(b) have been satisfied with respect to the addition of each such Additional Loan; provided, however, that in the case of a Renewal of a Loan or conveyance related thereto, the applicable Seller shall be deemed to have provided such certifications upon the Renewal without any further action; and

(iii) on each Document Delivery Date, the applicable Seller shall deliver to the Depositor and the Depositor Loan Trustee an Additional Loan Assignment and an Additional Loan Assignment Schedule further identifying (i) each Additional Loan being sold on the Addition Date occurring on the related Loan Action Date and (ii) each Renewal Loan with respect to a Renewal Loan Replacement which became an Additional Loan during the immediately preceding Collection Period.

(c) Upon the conveyance of each Additional Loan to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, the applicable Seller hereby represents that:

(i) as of the applicable Addition Date, no Insolvency Event with respect to such Seller shall have occurred, nor shall the transfer of the Loans conveyed by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor have been made in contemplation of the occurrence thereof;

(ii) as of the applicable Addition Date, the Revolving Period was then in effect;

(iii) as of the applicable Addition Date, such Seller reasonably believed that the transfer of the Additional Loans to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor would not result in an Adverse Effect; and

(iv) other than in respect of any Renewal Loan conveyed to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor in connection with a Renewal Loan Replacement, as of the applicable Addition Date, such Seller shall not have used selection procedures reasonably believed by such Seller to be materially adverse to the interests of the Depositor, the Depositor Loan Trustee or any Class of Noteholders in selecting such Additional Loans.

(d) Each Seller and the Depositor hereby confirm and agree, and represent and warrant, that each Renewal Loan constitutes “proceeds” (within the meaning of Section 9-102(a)(64) of the New York UCC) of the Loan subjected to a Renewal. Pursuant to the Sale and

Servicing Agreement, the Issuer (as assignee of the Depositor hereunder) has authorized the Servicer and Subservicers to effect Renewals of Loans in the Trust Estate as provided therein and herein. During the Revolving Period, so long as the Seller with respect to any Loan is also the Subservicer (or, in the event that there is no Subservicer with respect to such Loan, the Servicer), the applicable Seller hereby agrees to, and immediately upon effecting any Renewal and without further action hereby sells, transfers, assigns, sets-over and otherwise conveys, automatically and without further action, all of its rights as described in Section 2.01 above to each such Renewal Loan (to the extent not previously conveyed) to the Depositor and, solely with respect to legal title of such Renewal Loan, the Depositor Loan Trustee for the benefit of the Depositor. Immediately upon effecting any such Renewal Loan Replacement, the Seller shall mark its electronic records with respect to the related Renewal Loan with the designation required by Section 2.01(c). Such assignment shall be effective as of the date such Renewal Loan Replacement is effected, which date shall also be the Addition Date with respect thereto. In connection with each Renewal described in this Section 2.03(c), each Seller hereby agrees that within two Business Days of such Renewal, such Seller shall deliver to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor an electronic file of all such Renewal Loans effected on such day and identifying (i) with respect to each Renewal Loan, such Loan’s (A) loan number, (B) branch code, (C) Loan origination date, (D) unique loan identifier, (E) Loan Principal Balance as of the applicable Cut-Off Date and (F) the Seller and Subservicer or Servicer, with respect to such Loan, as applicable and (ii) with respect to the related Terminated Loan, such Terminated Loan’s (A) loan number, (B) branch code, (C) unique loan identifier, and (D) the Seller and Subservicer or Servicer, with respect to such Loan, as applicable.

Section 2.04 Representations and Warranties. Each Seller hereby represents and warrants to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor that, in the case of Additional Loans, the Additional Loan Assignment Schedule, to the extent required to be delivered, is, with respect to each Additional Loan, as of the applicable Additional Cut-Off Date with respect to each such Additional Loan, true and complete in all material respects.

Section 2.05 Investment Company Act Restriction. Notwithstanding anything to the contrary in this Agreement, each Seller and the Depositor hereby acknowledge and agree that the Depositor shall not, and shall not be required to, acquire any additional Loans or related assets, or purchase, repurchase, reassign or otherwise dispose of any Loans or related assets pursuant to this Agreement, for the primary purpose of recognizing gains or decreasing losses for itself or the Issuer as a result of market value changes.

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01 Purchase Price.

(a) In consideration of the conveyance of the Purchased Assets by a Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor from time to time in accordance with Section 2.01, the Depositor shall pay to, or at the direction of, such Seller the purchase price for the Loans described in the applicable Assignment Agreement, or Additional Loan Assignment, or conveyed in connection with a Renewal Loan Replacement pursuant to Section 2.03 hereof, in each case, which purchase price shall be a price (or formula for determining such price) agreed to by the Depositor and such Seller on or before such Addition Date (the “Purchase Price”), which price shall not in the opinion of the Depositor be materially less favorable to the Depositor than prices for transactions of a generally similar character at the time of the acquisition, taking into account the quality of the applicable Loans and other pertinent factors; provided that such consideration shall in any event not be less than reasonably equivalent value therefor. The Depositor and the Depositor Loan Trustee for the benefit of the Depositor shall not be required to purchase any Loan hereunder if the Depositor does not have sufficient funds or other assets which may constitute consideration under the terms hereof (unencumbered by any Lien, including any Lien of the Issuer, the Issuer Loan Trustee or the Indenture Trustee) to pay the Purchase Price in respect of such Loan. The Depositor’s agreement to purchase Additional Loans in Section 2.03(a) shall be deemed a representation by the Depositor that it will have sufficient funds to pay the applicable Purchase Price to the applicable Seller on the date specified in clause (b) below.

(b) The Purchase Price with respect to any Loan is payable by the Depositor at the direction of the related Seller in immediately available funds on the Closing Date or the Payment Date immediately following (i) the Collection Period in which Renewal Loans with respect to Renewal Loan Replacements become Additional Loans and (ii) the Loan Action Date with respect to each other Additional Loan, as applicable.

(c) In the case of any Additional Loan relating to a Renewal Loan Replacement, the Purchase Price payable on the applicable Payment Date in respect of the applicable Renewal Loan shall be calculated on the excess, if any, of the Loan Principal Balance of such Renewal Loan over the Terminated Loan Price of the Terminated Loan relating to such Renewal Loan, in each case, at the time of the Renewal.

Section 3.02 Purchase Price Adjustments.

(a) Returned Checks. If a check from a Loan Obligor in payment of amounts owed on a Loan is returned unpaid by the drawee after the applicable Cut-Off Date and the amount of such check was credited to such account prior to the applicable Cut-Off Date, then the Loan Principal Balance of such Loan shall be increased accordingly and the Depositor agrees to pay to the applicable Seller an amount as determined pursuant to Section 3.02(b).

(b) Notification. If the applicable Seller, the Depositor or the Depositor Loan Trustee is able to identify any purchase price adjustment resulting from the facts relating to the Loans or amounts that are the subject of adjustments provided for in this Section 3.02, then upon identifying any such purchase price adjustments, then to the extent practicable, such party will provide to the other parties written notice and supporting documentation (to the extent available to such party) of such purchase price adjustments prior to each Monthly Determination Date. Not later than the Payment Date occurring after the end of each calendar month, to the extent the Depositor has funds available for such purpose, the Depositor shall reimburse each Seller, in immediately available funds, for the amount of all purchase price adjustments in respect of returned checks during such calendar month, each such adjustment in an amount equal to the Purchase Price that would have been payable in respect of such Loan (giving effect to the increase of the Loan Principal Balance due to such returned check or premium payment) in the event it had been purchased by the Depositor and the Depositor Loan Trustee for the benefit of the Depositor from such Seller as of the Closing Date or the related Addition Date, as applicable. Notwithstanding the foregoing, the parties agree that this Section 3.02 shall be implemented fairly and equitably so as to avoid the double payment or failure to pay any amount that would result in the unjust enrichment of any party pursuant to the terms hereof.

Section 3.03 Powers of Attorney. Effective upon the Closing Date, each Seller hereby irrevocably names, constitutes, and appoints the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, and each of their respective officers, agents, employees, or representatives (including any servicer) as its duly authorized attorney and agent with full power and authority to (a) endorse in such Seller’s name any check, draft, insurance claim, title document or other instrument of payment or ownership relating to the Loans, including through the use of a rubber stamp with the signature of such Seller thereon, (b) receive and collect any and all monies due under such Loans and (c) enforce performance of all Purchased Assets, including without limitation, directing the Servicer or Subservicer to take any and all permitted actions to enforce the Loan. The power of attorney granted by this provision is coupled with an interest and is irrevocable. On the Closing Date, each Seller shall deliver to the Depositor and the Depositor Loan Trustee such an executed power of attorney, in blank, in form and substance satisfactory to the Depositor and the Depositor Loan Trustee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of Each Seller Relating Only to Such Seller.

(a) To induce the Depositor and the Depositor Loan Trustee to enter into this Agreement, each Seller hereby represents and warrants as to itself and solely, where applicable, with respect to the Loans and the related Purchased Assets that it sells to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, as of the Closing Date and each Addition Date, as follows (each of which representation and warranty shall survive the execution and delivery of this Agreement) (for the avoidance of doubt, each Seller acknowledges and agrees that each of the Depositor and the Depositor Loan Trustee are specifically relying (and will continue to rely) upon the representations and warranties to purchase the Loans and the related Purchased Assets and, but for such representations and warranties, would not enter into this Agreement or make any such purchases hereunder):

(i) Such Seller is a corporation organized, validly existing, duly qualified and in good standing under the laws of the jurisdiction of its incorporation and duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it or the performance of its obligations under the Transaction Documents requires licensing and qualification. Such Seller has all requisite power to conduct its business and to execute, deliver, and perform its obligations under the Transaction Documents.

(ii) The execution, delivery and performance by such Seller of this Agreement and the Conveyance Papers and each other Transaction Document to which it is a party has been duly authorized by all necessary corporate action by such Seller and does not and will not (A) violate any provision of such Seller’s articles of incorporation or bylaws or any other agreement, statute, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which such Seller is a party or is subject; (B) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of such Seller other than Liens in favor of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor; or (C) result in a breach of, or constitute a default by such Seller under, or accelerate the payment or performance required by, any indenture, loan, or credit agreement or any other agreement, document, instrument, or certificate to which such Seller is a party or by which it or any of its assets are bound or affected, including but not limited to any loan from or agreement of any type with a third party lender.

(iii) Each of this Agreement and the Conveyance Papers and other Transaction Documents to which it is a party is a legal, valid, and binding obligation of such Seller and is enforceable against such Seller in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws or general principles of equity.

(iv) No approval, authorization, order, license, permit, franchise, or consent of, notice or instruction to, or registration, declaration, qualification, or filing with, any Governmental Authority or other Person is required, other than those obtained, if any, in connection with the execution, delivery, and performance by such Seller of this Agreement and the Conveyance Papers and other Transaction Documents to which it is a party, and the sale of the Loans to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor.

(v) Such Seller’s execution and delivery of this Agreement and the Conveyance Papers and other Transaction Documents to which it is a party, its performance of the transactions contemplated by this Agreement, such Conveyance Papers and such other Transaction Documents, and its fulfillment of the terms of this Agreement, such Conveyance Papers and such Transaction Documents, do not conflict with or violate any Requirement of Law applicable to such Seller. Such Seller is not in default under, and no event has occurred that with the lapse of time or action by a third party could result in a default under, the terms of any judgment, order, writ, decree, permit or license of any agency of any government or court, whether federal, state, municipal or local and whether at law or in equity.

(vi) No Proceeding against such Seller or investigation before any Governmental Authority against such Seller is pending or, to the best of such Seller’s knowledge, threatened, that (A) asserts that this Agreement or the Conveyance Papers or the other Transaction Documents to which it is a party are invalid, (B) seeks to prevent the consummation of any transaction contemplated by this Agreement, such Conveyance

Papers or such other Transaction Documents, (C) seeks any determination or ruling that, in such Seller’s reasonable judgment, would materially and adversely affect such Seller’s performance under this Agreement, such Conveyance Papers or such other Transaction Documents, or (D) seeks any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, such Conveyance Papers or such other Transaction Documents.

(vii) No practice, procedure or policy employed by each such Seller or any servicer on its behalf in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to such Seller in any respect which would reasonably be expected to result in a Material Adverse Effect.

(viii) The Purchase Price with respect to each Loan and the related Purchased Assets represents reasonably equivalent value for such Loan and the related Purchased Assets, the fair market value of such Loan and the related Purchased Assets and fair consideration for the sale and assignment of all right, title and interest in and to such Loan and the related Purchased Assets.

(b) The representations and warranties set forth in this Section 4.01 will survive the sale of the Purchased Assets to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor. Each Seller acknowledges that each of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor will transfer, assign, set-over and otherwise convey the related Purchased Assets and its interests hereunder (including the benefit of the foregoing representations and warranties) to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer pursuant to the Sale and Servicing Agreement, and that each of the Issuer and the Issuer Loan Trustee for the benefit of the Issuer will grant a security interest in the related Purchased Assets and its interests hereunder to the Indenture Trustee pursuant to the Indenture, and agrees that the Indenture Trustee may enforce such representations and warranties directly for the benefit of the Noteholders.

(c) Any certificate or instrument signed by an officer of such Seller and delivered to (or deemed delivered to) the Depositor or the Depositor Loan Trustee shall be deemed a representation and warranty by such Seller to the Depositor and the Depositor Loan Trustee as to the matters covered thereby.

Section 4.02 Representations and Warranties of a Seller Relating to this Agreement and the Loans.

(a) To induce the Depositor and the Depositor Loan Trustee for the benefit of the Depositor to enter into this Agreement, each Seller hereby represents and warrants as to itself and solely, where applicable, with respect to the Loans and the related Purchased Assets that it sells to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, as of the Closing Date with respect to the Initial Loans and the related Purchased Assets, and as of the applicable Addition Date with respect to the Additional Loans and the related Purchased Assets, to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor as follows (each of which representation and warranty shall survive the execution and delivery of this Agreement) (for the avoidance of doubt, each Seller acknowledges and agrees that the Depositor and the

Depositor Loan Trustee is specifically relying (and will continue to rely) upon the representations and warranties to purchase the applicable Loans sold by such Seller and, but for such representations and warranties, would not enter into this Agreement or make any such purchases hereunder or thereunder, as applicable):

(i) Immediately prior to the sale and assignment to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, such Seller has sole and exclusive ownership of the Purchased Assets that it sells to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor free and clear of any Lien. This Agreement effects a valid sale to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor of the related Loans and the related Purchased Assets free and clear of any Liens under the UCC. Upon the Closing Date or Addition Date, as applicable, with respect to any Loan, (A) there will be vested in the Depositor and the Depositor Loan Trustee for the benefit of the Depositor sole and exclusive ownership of such Loan and all related Purchased Assets free and clear of any Lien of any Person claiming through or under such Seller and in compliance with all Requirements of Law applicable to such Seller and (B) there will have been effected a valid assignment of such Seller’s interest in such Loan and all related Purchased Assets, enforceable against such Seller and, upon the filing of all appropriate UCC financing statements, against all other persons, including creditors of and all other entities that have purchased or will purchase assets from such Seller. No filings, notices or other compliance with any bulk sales provisions of the UCC or other applicable Requirements of Law in respect of bulk sales are required to be made by such Seller, the Depositor or the Depositor Loan Trustee. No Loan is subject to any right of set off or similar right.

(ii) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority that are required in connection with such Seller’s sale of each Loan and the related Purchased Assets to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor or in order for the Depositor and the Depositor Loan Trustee to realize all rights and benefits with respect to each Loan and the related Purchased Assets, in each case have been obtained or made by such Seller and are fully effective.

(iii) Such Seller has not used any selection procedure adverse to the interests of the Depositor, the Depositor Loan Trustee, their transferees or the Noteholders in selecting the related Loans to be sold hereunder.

(iv) The Loan Schedule identifies, in the case of the Closing Date, or the applicable Additional Loan Assignment Schedule delivered on the Document Delivery Date following the applicable Addition Date will identify, in the case of an Addition Date, all of the Loans conveyed by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor on the Closing Date or such Addition Date, as applicable, and each such Loan is in all material respects as described in the Loan Schedule or as will be described in the Additional Loan Assignment Schedule, as applicable, and when delivered to the Depositor and the Depositor Loan Trustee by such Seller the information contained in the Loan Schedule or Additional Loan Assignment Schedule, as applicable, with respect to each Loan will be true, correct and complete in all material respects as of the related Cut-Off Date.

(v) As of the applicable Cut-Off Date each Loan sold on the Closing Date or the related Addition Date, as applicable, was an Eligible Loan.

(vi) Each Loan complies in all material respects with the applicable Loan Agreement.

(vii) Each Loan Agreement with respect to each Loan sold to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor by such Seller is the legal, valid and binding obligation of (A) such Seller and (B) the related Loan Obligor and any guarantor or co-signer named therein, in each case enforceable in accordance with its terms (except as enforceability may be limited by Debtor Relief Laws or general principles of equity), and, to such Seller’s knowledge, is not subject to offset, recoupment, adjustment or any other claim.

(viii) Each Loan Agreement with respect to each Loan sold to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor by such Seller and such Seller’s interest therein are freely assignable by such Seller and such Loan Agreement does not require the approval or consent of any related Loan Obligor or any other person to effectuate the valid assignment of the same in favor of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor.

(ix) Each Loan sold by such Seller was originated by such Seller or an Affiliate thereof in accordance with the Credit and Collection Policy and at all times has been serviced and maintained in accordance with the Credit and Collection Policy.

(x) Each Loan sold by such Seller arises from or in connection with a bona fide loan transaction (including any amounts in respect of interest amounts and other charges and fees assessed on such Loans).

(xi) Each Loan Obligor of each Loan sold by such Seller is an individual, and no Loan sold by such Seller has been entered into with any corporation, partnership, association or other similar entity.

(xii) The related Loans, Loan Agreements and all related documents sold by such Seller comply in all material respects with all Requirements of Law. Such Seller and each Affiliate of such Seller has complied in all material respects with all applicable Requirements of Law with respect to the origination, marketing, maintenance and servicing of the Loans sold by such Seller and the disclosures in respect thereof including any change in the terms of any Loan sold by such Seller. The interest rates, fees and charges in connection with the Loans comply, in all material respects, with all Requirements of Law.

(xiii) (A) Such Seller or an Affiliate thereof has performed all obligations required to be performed by it to date under the related Loan Agreements, and all actions of such Seller or an Affiliate thereof prior to the Closing Date or the related Addition

Date, as applicable, have been in compliance, in all material respects, with the related Loan Agreements, (B) such Seller is not in default under the related Loan Agreements and (C) no event has occurred under the related Loan Agreements that, with the lapse of time or action by the applicable Loan Obligor or any third party, is reasonably likely to result in a material default by such Seller under, any such agreements.

(xiv) Such Seller and each Affiliate thereof (A) has complied in all material respects with the Credit and Collection Policy relating to the Loans as in effect from time to time since the origination thereof; (B) has not entered into any transaction or made any commitment or agreement in connection with the Loans, other than in the ordinary course of such Person’s business consistent with the Credit and Collection Policy as in effect on the date of such transaction, commitment or agreement; and (C) has not amended the terms of any related Loan Agreement except in accordance with the Credit and Collection Policy relating to the Loans sold by such Seller as in effect on the date of such amendment.

(xv) This Agreement, the Conveyance Papers and any statement, report or other document furnished pursuant to this Agreement or during the Depositor’s due diligence with respect to this Agreement and the Conveyance Papers, including documents and information in magnetic or electronic form, are true and correct in all material respects and do not contain any untrue statement of fact by such Seller or omit to state a fact necessary to make the statements of such Seller contained herein or therein, in light of the circumstances under which such statements were made, not misleading. Any review by the Depositor, the Depositor Loan Trustee or their designee of the related Purchased Assets shall in no way reduce or alter such Seller’s obligations hereunder.

(xvi) In connection with the related Purchased Assets being sold hereunder, such Seller utilizes no trade names, trademarks, service marks, logos or other intellectual property rights other than the marks to which a use license is being granted hereunder. Such Seller’s use of such marks and the grant of such license do not violate or infringe upon the intellectual or proprietary rights of any Person.

(xvii) Such Seller has no known material obligations, commitments or other liabilities, absolute or contingent, relating to the Purchased Assets except as expressly disclosed herein.

(xviii) Such Seller has properly and timely filed all foreign, federal, state, county, local and other tax returns, including information returns required by law to be filed prior to the Closing Date or the applicable Addition Date with respect to the related Purchased Assets and has withheld, paid or accrued all amounts shown thereon to be due that are due prior to the applicable Cut-Off Date or accrue prior to such time.

(xix) Other than the security interest granted and the conveyance to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor pursuant to this Agreement, such Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Purchased Assets sold by such Seller.

(xx) The related Loan Agreement, together with the other records of such Seller relating to each Loan sold by it hereunder, are complete in all material respects and, upon conveyance thereof to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor hereunder (or the Custodian on their behalf), the Depositor and the Depositor Loan Trustee for the benefit of the Depositor (or such Custodian on their behalf) will be in possession of all documents necessary to enforce the rights and remedies of such Seller (as assigned to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor) in respect of such Loan against the Obligor in accordance with such Loan Agreement.

(xxi) No transfer of any Loans and the related Purchased Assets to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor is being made with intent to hinder, delay or defraud any of such Seller’s creditors.

(xxii) To the extent that any Loan Agreement constitutes an instrument or tangible chattel paper (each, within the meaning of Section 9-102 of the UCC), there is only one original of such executed Loan Agreement related to each such Loan sold by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor hereunder. To the extent that any Loan Agreement constitutes electronic chattel paper (within the meaning of Section 9-102 of the UCC), there is only one authoritative copy (within the meaning of Section 9-105 of the UCC) of each such Loan Agreement related to each such Loan sold by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor hereunder.

(xxiii) Each Loan was originated by such Seller or an Affiliate thereof.

(xxiv) The representations, warranties and covenants set forth on Schedule III hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained in Schedule III shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (A) shall not waive any of the perfection representations contained in Schedule III; (B) shall provide each Rating Agency with prompt written notice of any material breach of perfection representations contained in Schedule III which affects any Notes rated by such Rating Agency; and (C) shall not waive a breach of any of the perfection representations contained in Schedule III.

(b) The representations and warranties set forth in this Section 4.02 will survive the sale of the related Purchased Assets to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor. Such Seller acknowledges that each of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor will sell, transfer, convey, assign and set-over the Purchased Assets and its interests hereunder (including the benefit of the foregoing representations and warranties) to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer pursuant to the Sale and Servicing Agreement, and that each of the Issuer and the Issuer Loan Trustee for the benefit of the Issuer will grant a security interest in the Purchased Assets and its interests hereunder to the Indenture Trustee pursuant to the Indenture, and agrees that the

Indenture Trustee may enforce such representations and warranties directly for the benefit of the Noteholders. Upon discovery by the Depositor, the Depositor Loan Trustee or a Seller of a breach of any of the representations and warranties set forth in Sections 4.01 or 4.02, the party discovering such breach shall give notice to the other parties and to the Indenture Trustee and the Administrator within five (5) Business Days following such discovery; provided that the failure to give notice within five (5) Business Days does not preclude subsequent notice.

Section 4.03 Representations and Warranties of the Depositor.

(a) On the Closing Date and each Addition Date, the Depositor represents and warrants to each Seller as follows:

(i) The Depositor is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware. The Depositor has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted, and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers.

(ii) The Depositor has duly authorized, by all necessary corporate action, its execution and delivery of this Agreement and the Conveyance Papers and its consummation of the transactions contemplated by this Agreement and the Conveyance Papers.

(b) The representations and warranties set forth in this Section 4.03 will survive the sale of the Purchased Assets to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor.

Section 4.04 Representations and Warranties of the Depositor Loan Trustee.

(a) On the Closing Date and each Addition Date, the Depositor Loan Trustee represents and warrants to the Depositor as follows:

(i) The Depositor Loan Trustee is a national banking association duly formed and validly existing in good standing under the laws of the United States. The Depositor Loan Trustee has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted, and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers and each other Transaction Document to which it is a party.

(ii) The Depositor Loan Trustee has duly authorized, by all necessary action, its execution and delivery of this Agreement and the Conveyance Papers and its consummation of the transactions contemplated by this Agreement and the Conveyance Papers and each other Transaction Document to which it is a party.

(iii) The Depositor Loan Trustee will hold all of its interest in the Loans for the benefit of the Depositor and not for its own account.

(iv) Each of this Agreement and the Conveyance Papers and each other Transaction Document to which it is a party has been duly executed and delivered by the Depositor Loan Trustee and constitutes a legal, valid and binding obligation of the Depositor Loan Trustee and is enforceable against the Depositor Loan Trustee in accordance with it terms, except as enforceability may be limited by Debtor Relief Laws or general principals of equity.

(b) The representations and warranties set forth in this Section 4.04 will survive the sale of the Purchased Assets to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor.

ARTICLE V

COVENANTS

Section 5.01 Covenants of Each Seller. Each Seller covenants to do the following:

(a) Except for the sale to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor under this Agreement, such Seller will not (i) sell, assign or transfer any Purchased Asset (or any interest therein) to any other Person, (ii) take any other action that is inconsistent with the ownership of each Purchased Asset by the Depositor, the Depositor Loan Trustee for the benefit of the Depositor or their respective transferees, or (iii) grant, create, incur, assume or suffer to exist any Lien arising through or under such Seller on any Purchased Asset. Such Seller will not claim any interest in any Purchased Asset and will defend the ownership interest of the Depositor, the Depositor Loan Trustee for the benefit of the Depositor or their respective transferee in each Purchased Asset against any third party claiming through or under such Seller.

(b) Such Seller shall permit the Depositor and its authorized representatives reasonable access, during normal business hours, to the books and records of such Seller in the possession of such Seller as they relate to the Purchased Assets; provided, however, that such access shall be conducted in a manner that does not unreasonably interfere with such Seller’s normal operations; and, provided, further, that such Seller shall not be required to divulge, and shall not divulge, any records or information to the extent divulging such records or information is prohibited by any Requirements of Law.

(c) Such Seller shall notify the Depositor and the Depositor Loan Trustee promptly after becoming aware of any Lien on any Loan or Loan Agreement other than with respect to the conveyances hereunder and under the Transaction Documents.

(d) Such Seller shall be liable for and pay, and in accordance with Section 6.02 shall indemnify, defend and hold the Depositor and the Depositor Loan Trustee harmless from and against (i) all taxes applicable to the Purchased Assets, in each case incurred or assessed during the portion of the taxable years or periods on or prior to the Closing Date or the relevant Addition Date, as applicable, and (ii) any and all sales tax, use tax, transfer or gains tax, documentary stamp tax or similar tax attributable to the sale or transfer of the Purchased Assets. Such Seller shall be entitled to any refund in respect of any taxes paid by it pursuant to this Section 5.01(d).

(e) From and after the Closing Date or the applicable Addition Date, the books and records of each Seller as they relate to the Purchased Assets shall be the property of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor to the extent of their interest therein, provided that, subject to the terms of the Back-up Servicing Agreement, such Seller may retain possession thereof on behalf of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor and shall be entitled to make use thereof as may be required to service the Purchased Assets and to meet legal, regulatory, tax, accounting and auditing requirements. Notwithstanding the foregoing, each Seller shall be allowed to retain a copy of all such books and records, if so required by its internal recordkeeping policies or Requirements of Law.

(f) After the applicable Cut-Off Date, the Depositor shall have the sole right to receive all Collections with respect to the related Loans. Notwithstanding the foregoing, such Seller in its capacity as a Subservicer may receive Collections on the related Loans for the Depositor pursuant to the Sale and Servicing Agreement. Such Seller agrees to pay to the Depositor all payments on the related Loans that are received by such Seller, as Subservicer under the Sale and Servicing Agreement, after the applicable Cut-Off Date, as applicable. If such Seller is not acting as Subservicer under the Sale and Servicing Agreement, such Seller shall forward all checks, deposits and other payments in respect of the related Loans and any other Purchased Assets to the Collection Account as promptly as possible after the date of processing of such Collections, but in no event later than the second Business Day following the date of processing such Collections.

(g) Such Seller will not change its name, its type or jurisdiction of organization, or its organizational identification number without first delivering to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor an opinion of counsel stating that all actions and filings that are necessary or appropriate to maintain the perfection and the priority of ownership interests of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor in the related Loans have been taken or made.

(h) With respect to any Renewal that is effected on any day that is not within the Revolving Period, the applicable Seller shall, as soon as practicable, but in no event later than the second Business Day following the date of such Renewal, deliver to the Servicer for deposit into the Principal Distribution Account pursuant to Section 2.11 of the Sale and Servicing Agreement an amount in immediately available funds equal to the Terminated Loan Price with respect to the related Terminated Loan. Each Seller, by effecting a Renewal is deemed to represent and warrant that it has sufficient funds to cause such payment to be made, and accuracy of such representation and warranty is a precondition of such Seller’s right or power (and any Servicer or Subservicer’s right or power) to effect a Renewal.

(i) Such Seller shall not acquire any Notes.

ARTICLE VI

REPURCHASE OBLIGATION; INDEMNIFICATION

Section 6.01 Reassignment of Loans for Breaches of Representations and Warranties.

(a) Upon the discovery or receipt of notice by the Indenture Trustee, the Depositor or the Depositor Loan Trustee of a breach of any representation or warranty contained in Section 4.02(a) hereof by any Seller with respect to a Loan sold to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor by such Seller at the time such representations and warranties were made which breach materially adversely affects the interests of the Noteholders in such Loan, the party discovering or receiving notice of such breach shall give prompt written notice thereof to the applicable Seller, the Depositor, the Depositor Loan Trustee and the Indenture Trustee (it being understood that the discovering party shall not be required to notify itself). Within sixty (60) days from the date on which the breaching Seller is notified of, or discovered, such breach, the breaching Seller shall either cure such breach in all material respects or purchase the affected Loan at the applicable Repurchase Price (as hereinafter defined) in accordance with Section 6.01(b). For the avoidance of doubt, the obligations of the breaching Seller to cure or purchase the affected Loan shall constitute the sole and exclusive remedy under this Agreement or otherwise respecting a breach of such representations or warranties with respect to the breaching Seller and the affected Loan.

(b) In the event that a breaching Seller has not cured any breach described in Section 6.01(a) within the required sixty-day period, such Seller must repurchase the subject Loan on the initial Payment Date following the Collection Period in which such sixty-day period expired, by paying to the Depositor in immediately available funds an amount equal to (i) the Purchase Price paid in respect of such Loan as of the Closing Date or in respect of the applicable Addition Date, as applicable, minus (ii) any Collections representing payment of principal received by the Depositor since the date of purchase, plus (iii) any out-of-pocket costs incurred by the Depositor or the Issuer in connection with such repurchase (the “Repurchase Price”). On the date of the repurchase of such subject Loan, automatically and without further action, the Depositor and the Depositor Loan Trustee on behalf of the Depositor hereby sells to such Seller, without recourse, representation, or warranty, all right, title and interest of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor in, to, and under (i) such Loan, (ii) with respect to the Depositor, the right to receive Collections in respect of such Loan after the date of such repurchase, (iii) the Loan Agreement relating to such Loan and (iv) all proceeds of any of the property and assets described in the foregoing clauses (i) through (iii). The Depositor and the Depositor Loan Trustee for the benefit of the Depositor shall execute all agreements and other documents, and must take all other actions, that are reasonably requested by such Seller to effect any repurchase under this Section 6.01.

Section 6.02 Indemnification. In addition to (and not in lieu of) any other provisions hereof providing for indemnification in favor of the Depositor, the Depositor Loan Trustee, the Administrator and the Indenture Trustee, each Seller hereby defends, indemnifies, and holds harmless the Depositor, the Depositor Loan Trustee, the Administrator and the Indenture Trustee, their subsidiaries and Affiliates, and any assignees, and each such Person’s respective officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors, assigns, participants and subparticipants of any or all of them and each of the officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys of such successors, assigns, participants, and subparticipants (hereinafter collectively referred to as the “Indemnified Parties”), from and against, and agrees promptly to pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ and paralegals’ fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way, directly or indirectly, related or attributable to: (i) the activities of such Seller pursuant to this Agreement, any related agreements or the related Purchased Assets; (ii) the activities of such Seller pursuant to the transactions contemplated under this Agreement, including, without limitation, those in any way relating to or arising out of the violation of any Requirements of Law; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation or warranty of such Seller contained in this Agreement (including, without limitation, any certification of such Seller delivered to the Depositor or the Depositor Loan Trustee), including, but not limited to, the failure of any related Loan to be legally enforceable by the Depositor or the Depositor Loan Trustee; (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes (but excluding all franchise taxes, taxes on capital and net worth, gross receipts taxes, and taxes imposed on gross or net income), including, without limitation, any and all income and/or excise taxes imposed on the Depositor, the Depositor Loan Trustee, the Administrator and the Indenture Trustee, as applicable, by any state or any of its agencies, municipalities or other applicable jurisdictional authorities directly related to the transfer by such Seller of the Purchased Assets, and any and all fees or charges that may at any time arise or become due prior to the payment, performance, and discharge in full of the obligations of such Seller hereunder; (v) the exercise by the Depositor, the Depositor Loan Trustee, the Administrator and the Indenture Trustee, as applicable, of any rights or remedies under this Agreement against such Seller; (vi) any misappropriation of funds by such Seller or any party acting on its behalf; (vii) any theft by such Seller or any party acting on its behalf; (viii) any disposition of the related Purchased Assets by such Seller or any party acting on its behalf other than in accordance with the Transaction Documents (including, but not limited to, any transfer, sale, or encumbrance of the related Purchased Assets not contemplated hereunder); or (ix) any fraud committed by such Seller or any party acting on its behalf. Such indemnification shall not give such Seller any right to participate in the selection of counsel for the Indemnified Parties or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. The provisions of this Section shall survive the full payment, performance, and discharge of the obligations of such Seller hereunder and the termination of this Agreement, and shall continue thereafter in full force and effect. Notwithstanding the foregoing provisions of this Section 6.02 to the contrary, such Seller shall not indemnify or hold any Indemnified Party harmless from and against any liabilities, claims, demands, losses, damages, costs or expenses incurred thereby (i) to the extent that such damage results from such Indemnified Party’s gross negligence, bad faith or willful misconduct or (ii) to the extent that providing such indemnity would constitute recourse for losses due to the uncollectibility of any related Purchased Asset due to the insolvency, bankruptcy or financial inability to pay of the related Loan Obligor arising or occurring at any time after the date of its conveyance and transfer hereunder or changes in the market value of the Loans (other than as a result of any action, misrepresentation or omission of the Seller).

Section 6.03 Optional Repurchase of Loans. The Depositor and the Depositor Loan Trustee for the benefit of the Depositor may acquire Reassigned Loans from the Issuer and the Issuer Loan Trustee for the benefit of the Issuer pursuant to Section 2.10 of the Sale and Servicing Agreement. Nothing herein shall require any Seller, in turn, to acquire such Reassigned Loans from the Depositor and the Depositor Loan Trustee; provided, however, that if a Seller chooses to acquire any such Reassigned Loans from the Depositor and the Depositor Loan Trustee, then upon the request of the applicable Seller on or after the Reassignment Date, the Depositor and the Depositor Loan Trustee for the benefit of the Depositor will assign such Reassigned Loans to such Seller for a purchase price equal to the Reassignment Price; provided further, no reassignment of Reassigned Loans to a Seller will be permitted unless such reassignment constitutes a Permitted Seller Reassignment with respect to such Seller. If the Issuer exercises its option to call the Notes pursuant to Section 8.08(b) of the Indenture, the Depositor and the Depositor Loan Trustee for the benefit of the Depositor have the option to acquire the Loans from the Issuer and the Issuer Loan Trustee for the benefit of the Issuer pursuant to Section 2.09(b) of the Sale and Servicing Agreement. No Seller shall be permitted to acquire any Loan that the Depositor and the Depositor Loan Trustee for the benefit of Depositor acquired pursuant to the exercise of their option pursuant to Section 2.09(b) of the Sale and Servicing Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to the Depositor’s Obligations on the Closing Date. The Depositor’s obligation to purchase the Initial Loans that exist on the Closing Date and other Purchased Assets, is subject to the following conditions being satisfied, provided, however, failure to satisfy any of the listed conditions shall be deemed to be a breach of covenant by the applicable Seller only and not a pre-condition to the effectiveness of the transfer of any Initial Loans on such Closing Date:

(a) the representations and warranties made by the related Sellers in this Agreement on the Closing Date must be true and correct;

(b) all information provided by each Seller to the Depositor relating to such Initial Loans must be true and correct in all material respects;

(c) each Seller must have (i) delivered the related initial Loan Schedule to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor and (ii) performed all other obligations required of such Seller on or prior to the Closing Date under this Agreement;

(d) on or before the tenth (10th) day following the Closing Date, each Seller must have filed or submitted for filing all financing statements, amendments of financing statements, and continuation statements that are required under Section 2.01(b); and

(e) all corporate and legal matters relating to this Agreement must have been addressed in a manner reasonably satisfactory to the Depositor, and all related documents reasonably requested of each Seller by the Depositor or the Depositor Loan Trustee must have been received.

Section 7.02 Conditions to a Seller’s Obligation on the Closing Date. Each Seller’s obligation to sell the related Initial Loans on the Closing Date and other Purchased Assets, is subject to the following conditions being satisfied, provided, however, failure to satisfy any of the listed conditions, except for payment by the Depositor of the applicable Purchase Price in (b) below, shall be deemed to be a breach of covenant by the applicable Seller only and not a pre-condition to the effectiveness of the sale of any Initial Loans on such Closing Date:

(a) the representations and warranties made by the Depositor and the Depositor Loan Trustee in this Agreement on the Closing Date must be true and correct;

(b) the Depositor must have paid the Purchase Price due on the Closing Date;

and

(c) all corporate and legal matters relating to this Agreement must have been addressed in a manner reasonably satisfactory to such Seller, and all related documents reasonably requested of the Depositor or the Depositor Loan Trustee by such Seller must have been received.

ARTICLE VIII

TERM AND PURCHASE TERMINATION; SERVICING

Section 8.01 Term. This Agreement shall terminate upon the termination of the Sale and Servicing Agreement in accordance with its terms.

Section 8.02 Servicer and Subservicers. OneMain Financial shall be the initial Servicer in respect of all Loans and each other Seller shall be an initial Subservicer with respect to the Loans sold by such Seller, in each case, pursuant to the terms of the Sale and Servicing Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment; Assignment.

(a) This Agreement may only be amended or modified (i) by a written agreement executed by the Depositor, the Depositor Loan Trustee and each Seller, (ii) upon the satisfaction of the Rating Agency Condition and (iii) with the consent of the Issuer.

(b) Except as otherwise contemplated in this Agreement, no party can assign any interest in this Agreement, except that (i) the Depositor and the Depositor Loan Trustee for the benefit of the Depositor may assign their interests in this Agreement to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer under the Sale and Servicing Agreement, and the Issuer and the Issuer Loan Trustee for the benefit of the Issuer, in turn, may assign their interests in this Agreement to the Indenture Trustee under the Indenture and (ii) any party may assign its interest in this Agreement to any other Person if (A) at least ten (10) days prior to the assignment, notice is given to each other party hereto, (B) each other party gives its prior written consent to the assignment, (C) the prior written consent of the Issuer is obtained and (D) the Rating Agency Condition is satisfied.

(c) The Sellers shall cause this Agreement, all amendments and supplements hereto and all financing statements and amendments thereto and continuation statements and any other necessary documents covering each of the Depositor’s and the Depositor Loan Trustee for the benefit of the Depositor’s right, title and interest to the Purchased Assets (and the Depositor and the Depositor Loan Trustee for the benefit of the Depositor hereby authorize the Sellers to make such filings on its behalf to the extent that the applicable UCC provides that the Sellers are the persons authorized to make such filings) to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor hereunder to the Purchased Assets. The Sellers shall deliver to the Depositor, the Depositor Loan Trustee for the benefit of the Depositor and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Sellers shall cooperate fully with the Depositor and the Depositor Loan Trustee in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(d) Within thirty (30) days after any Seller makes any change in its name, type or jurisdiction of organization, or organizational identification number, such Seller shall give the Depositor, the Depositor Loan Trustee for the benefit of the Depositor and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection and priority of the Depositor’s and the Depositor Loan Trustee for the benefit of the Depositor’s security interest or ownership interest in the Loans and the other Purchased Assets.

Section 9.02 Governing Law; Submission to Jurisdiction and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER

TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ANY OF THEIR PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO AND INCIDENT TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

Section 9.03 Notices. All notices and other communications under this Agreement must be in writing and will be considered effective when delivered by hand, by electronic communication (including e-mail), by courier, by overnight delivery service, or by certified mail, return receipt requested and postage prepaid.

(a) in the case of each Seller that is a party to this Agreement on the Closing Date, to such Seller c/o OneMain Financial, Inc., 300 St. Paul Place, Baltimore MD 21202, Attention: Oona Robinson, (410) 332-7723, oona.robinson@citi.com, with a copy to OneMain Financial, Inc., 300 St. Paul Place, Baltimore, MD 21202, Attention: Office of the General Counsel,

(b) in the case of any Seller that becomes a party to this Agreement after the Closing Date, to the address provided in the signature page to the related Accession Agreement,

(c) in the case of the Depositor, to OneMain Financial Funding II, LLC, 300 St. Paul Place, BSP15, Baltimore MD 21202, (410) 332-2964, with a copy to One Main Financial, Inc., 300 St. Paul Place, Baltimore, MD 21202, Attention: Office of the General Counsel, OMF.FundingII.LLC@citi.com,

(d) in the case of the Depositor Loan Trustee, to Wells Fargo Bank, N.A., Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, MN 55479, Attention: Corporate Trust Services/Structured Products Services, (612) 667-7181, marianna.c.stershic@wellsfargo.com, and

(e) in the case of notice to a Rating Agency, at the following addresses: Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, NY 10041, Attention: Timothy Bartl, Email address: structuredcreditreports@sandp.com and DBRS, Inc., 140 Broadway, 35th Floor, New York, NY 10005, Attention: Eric Rapp, Email address:.

Any of these entities may designate a different address in a notice to the others under this Section 9.03.

Section 9.04 Severability. If any part of this Agreement is held to be invalid or otherwise unenforceable, the rest of this Agreement will be considered severable and will continue in full force.

Section 9.05 Further Assurances. Each party must take all actions that are reasonably requested by any other party to effect more fully the purposes of this Agreement. The parties hereto agree to (a) provide access to the Loan Notes and related documentation that is in their possession for inspection by governmental regulatory agencies and (b) assist in the preparation of any routine reports required by regulatory bodies, if any.

Section 9.06 Nonpetition Covenant. To the fullest extent permitted by law and notwithstanding any prior termination of this Agreement, each Seller and the Depositor Loan Trustee agree that it shall not file, commence, join, or acquiesce in a petition or a proceeding, or cause the Depositor to file, commence, join, or acquiesce in a petition or a proceeding, that causes (a) the Depositor to be a debtor under any Debtor Relief Law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for the Depositor or any substantial part of any of its property. The parties hereto agree that the provisions of this Section 9.06 shall survive the termination of this Agreement.

Section 9.07 No Waiver; Cumulative Remedies. No failure to exercise or delay in exercising any right or remedy under this Agreement will effect a waiver of that right or remedy. No single or partial exercise of any right or remedy under this Agreement will preclude any other or further exercise of that right or remedy or any other right or remedy. Except as otherwise expressly provided, the rights, remedies powers and privileges provided under this Agreement are cumulative and not exhaustive.

Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original, but all of which together will constitute one agreement.

Section 9.09 Binding Effect; Third-Party Beneficiaries. This Agreement benefits and is binding on the parties hereto and their respective successors and permitted assigns. Each of the Sellers, the Depositor and the Depositor Loan Trustee agree and acknowledge that each of the Issuer, the Issuer Loan Trustee for the benefit of the Issuer, the Servicer, the Administrator and the Indenture Trustee is a third-party beneficiary of this Agreement.

Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement contains all of the terms and conditions relating to its subject matter to which the parties have agreed. All prior understandings of any kind have been superseded by this Agreement.

Section 9.11 Headings. The headings are for reference only and must not affect the interpretation of this Agreement.

Section 9.12 Schedules and Exhibits. All schedules and exhibits are fully incorporated into this Agreement.

Section 9.13 Survival of Representations and Warranties. All representations, warranties, and covenants in this Agreement will survive the sale of the Purchased Assets to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, the conveyance of the Purchased Assets to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer and the grant of a security interest in the Purchased Assets to the Indenture Trustee under the Indenture.

Section 9.14 Limited Recourse. Notwithstanding anything to the contrary contained herein, no recourse under or with respect to any obligation, covenant or agreement of the Depositor as contained in this Agreement or any of the other Transaction Documents or any other agreement, instrument or document to which the Depositor is a party shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Depositor by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Depositor contained in this Agreement and all other agreements, instruments and documents entered into pursuant hereto or in connection herewith are, in each case, solely corporate obligations of the Depositor. Notwithstanding any provisions contained in this Agreement to the contrary, the Depositor shall not, and shall not be obligated to, pay any fees, costs, indemnified amounts or expenses due pursuant to this Agreement until payment in full of all amounts that the Depositor is obligated to deposit in the Collection Account and the Principal Distribution Account pursuant to this Agreement or the Sale and Servicing Agreement; provided, however, that the Noteholders shall be entitled to the benefits of the subordination of the Collections allocable to the Trust Certificate to the extent provided in the Indenture. Any amount which the Depositor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time) against or obligation of the Depositor for any such insufficiency unless and until funds are available for the payment of such amounts as aforesaid. The parties hereto agree that the provisions under this Section 9.14 shall survive termination of this Agreement.

Section 9.15 Acknowledgement of a Seller. Each Seller acknowledges that the Depositor and the Depositor Loan Trustee for the benefit of the Depositor may and intend to assign all of their right, title, and interest in, to, and under this Agreement and the related Purchased Assets to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer under the Sale and Servicing Agreement, and that the Issuer and the Issuer Loan Trustee for the benefit of the Issuer intends to grant a security interest therein to the Indenture Trustee under the Indenture, and such Seller consents to each such assignment and grant. All rights of the Depositor and the Depositor Loan Trustee hereunder may be exercised by the Issuer, the Issuer Loan Trustee or the Indenture Trustee. Each Seller will have no remedy against the Depositor or the Depositor Loan Trustee under this Agreement, other than for payment of the Purchase Price by the Depositor. Each Seller must not assert any claim to or interest in any related Purchased Asset and must not take any action that would interfere with the receipt of Collections on such Purchased Assets by the Depositor, the Issuer, the Administrator or the Indenture Trustee. If any amount payable by a Seller to the Depositor under this Agreement in turn must be paid by the Depositor to the Issuer, the Administrator or the Indenture Trustee under the Sale and Servicing Agreement or the Indenture, and if the Depositor so directs, such Seller must pay that amount directly to such applicable party.

Section 9.16 Additional Sellers. The Depositor and the Depositor Loan Trustee agree that, subject to the satisfaction of the conditions set forth below, any Affiliate of OneMain Financial may be added as a party to this Agreement (an “Accession”) as a “Seller” (each such Person, an “Additional Seller”), upon the Depositor’s and the Depositor Loan Trustee’s receipt of a written request from OneMain Financial requesting that such Additional Seller be added to this Agreement as a Seller at least five (5) days prior to the first proposed sale of Eligible Loans by such Additional Seller:

(a) the Depositor shall have delivered to the Indenture Trustee a fully executed copy of an Accession Agreement substantially in the form of Exhibit C hereto with respect to such Additional Seller;

(b) notice of any Accession and the related Additional Seller shall have been provided to each Rating Agency;

(c) there shall have been delivered to the Indenture Trustee (on behalf of the Noteholders) an Officer’s Certificate of OneMain Financial stating that such Accession is not reasonably expected to result in an Adverse Effect;

(d) the duties and obligations of the Additional Seller under this Agreement shall be fully guaranteed by the Performance Support Provider pursuant to the Performance Support Agreement; and

(e) as of the effective date of such Accession, the conditions precedent applicable to such Additional Seller as set forth in Exhibit D shall have been fulfilled.

Upon the effectiveness of any Accession, this Agreement shall be deemed amended to include the proposed Additional Seller as a “Seller” hereunder.

Section 9.17 Liability of the Depositor Loan Trustee. (a) Each Seller and the Depositor acknowledge that the Depositor Loan Trustee is entering into this Agreement solely in its capacity as trustee for the Depositor and not in its individual capacity.

(a) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Depositor Loan Trustee for the benefit of the Depositor, in the exercise of the powers and authority conferred and vested in it under the Depositor Loan Trust Agreement and (ii) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Depositor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by it (other than the representations and warranties made by it pursuant to Section 4.04) or the Depositor under this Agreement.

(b) It is acknowledged and agreed that, in connection with the Depositor Loan Trustee’s execution and delivery of this Agreement and the performance of its duties and exercise of its rights hereunder, it shall be entitled to all of its rights, benefits, protections, indemnities and immunities set forth in the Depositor Loan Trust Agreement. Notwithstanding anything to the contrary herein, the Depositor Loan Trustee shall exercise all rights and remedies hereunder and provide any consents, directions, approvals, acceptances, determinations, rejections or other similar actions pursuant to this Agreement in accordance with directions received from the Depositor, and the Depositor Loan Trustee shall have no liability for taking any such actions in accordance with such directions and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by the Depositor (or other applicable Person as may be expressly provided) in providing such direction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ONEMAIN FINANCIAL FUNDING II, LLC,
as the Depositor

By:	/s/ Oona Robinson
	Name:	Oona Robinson
	Title:	Vice President & Assistant Treasurer

ONEMAIN FINANCIAL, INC., a Delaware corporation, as a Seller

By:	/s/ Oona Robinson
	Name:	Oona Robinson
	Title:	Vice President & Assistant Treasurer

ONEMAIN FINANCIAL, INC., a Hawaii corporation, as a Seller

By:	/s/ Oona Robinson
	Name:	Oona Robinson
	Title:	Vice President & Assistant Treasurer

ONEMAIN FINANCIAL SERVICES, INC., a Minnesota corporation, as a Seller

By:	/s/ Oona Robinson
	Name:	Oona Robinson
	Title:	Vice President & Assistant Treasurer

ONEMAIN FINANCIAL, INC., a West Virginia corporation, as a Seller

By:	/s/ Oona Robinson
	Name:	Oona Robinson
	Title:	Vice President & Assistant Treasurer

[SIGNATURE PAGE TO LOAN PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as the Depositor Loan Trustee

By:	/s/ Marianna C. Stershic
	Name:	Marianna C. Stershic
	Title:	Vice President

[SIGNATURE PAGE TO LOAN PURCHASE AGREEMENT]

SCHEDULE I

LIST OF SELLERS

•	OneMain Financial, Inc., a Delaware corporation

•	OneMain Financial, Inc., a Hawaii corporation

•	OneMain Financial Services, Inc., a Minnesota corporation

•	OneMain Financial, Inc., a West Virginia corporation

SCHEDULE II

LOAN SCHEDULE

On file with the Indenture Trustee as Schedule A to the Assignment Agreement delivered on the Closing Date

SCHEDULE III

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Loan Purchase Agreement, each Seller hereby represents, warrants, and covenants to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor as follows:

1. This Loan Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Loans sold by such Seller in favor of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from such Seller.

2. The Loans sold by such Seller constitute “tangible chattel paper,” “electronic chattel paper,” “accounts,” “instruments” or “general intangibles” within the meaning of the UCC.

3. Such Seller owns and has good and marketable title to the Loans sold by such Seller free and clear of any Lien, claim or encumbrance of any Person.

4. Such Seller has received all consents and approvals to the sale of the Loans sold by such Seller hereunder to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor required by the terms of the applicable Loan Agreement to the extent that it constitutes an instrument.

5. Such Seller has caused, within ten days after the effective date of this Loan Purchase Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of and the security interest in the Loans sold by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, and if any additional such filing is necessary in connection with any Additional Loans sold by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor, such Seller will cause such filings to be made within ten days of the applicable Addition Date. All such financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

6. (a) Other than the security interest granted and the conveyance to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor pursuant to this Agreement, such Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Purchased Assets sold by such Seller.

(b) Such Seller has not authorized the filing of, and is not aware of, any financing statements against such Seller that include a description of collateral covering the Loans sold by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor other than any financing statement (i) relating to the conveyance of such Loans by the Depositor and the Depositor Loan Trustee for the

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benefit of the Depositor to the Issuer and the Issuer Loan Trustee for the benefit of the Issuer under the Sale and Servicing Agreement, (ii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iii) that has been terminated.

7. Such Seller is not aware of any material judgment, ERISA or tax lien filings against such Seller.

8. Such Seller has in its possession (or the Custodian has in its possession) (i) all original copies of the instruments and tangible chattel paper that constitute or evidence the Loans sold by the Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor and (ii) to the extent any such single “authoritative copy” exists, a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any electronic chattel paper that constitute or evidence the Loans sold by the Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor. None of the instruments, electronic chattel paper or tangible chattel paper that constitute or evidence the Loans sold by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Depositor Loan Trustee for the benefit of the Depositor, the Issuer, the Issuer Loan Trustee for the benefit of the Issuer or the Indenture Trustee. Other than to the Custodian, neither such Seller nor any other Person has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any Loan Agreement that constitutes or evidences such Loan to any Person other than the Servicer or a Subservicer pursuant to the Sale and Servicing Agreement.

9. With respect to each Loan Agreement that constitutes electronic chattel paper, all of the following are true:

(i) Only one authoritative copy of such Loan Agreement that constitutes or evidences the Loans exists. Such authoritative copy (a) is unique, identifiable, and, except as otherwise provided in paragraphs (iii) and (iv) below, unalterable, and (b) has been communicated to and is maintained by the Servicer in its capacity as custodian pursuant to the terms of the Sale and Servicing Agreement.

(ii) The authoritative copy identifies only the Indenture Trustee as the assignee of the Depositor and the Depositor Loan Trustee.

(iii) Each copy of the authoritative copy and any copy of a copy are readily identifiable as copies that are not the authoritative copy.

(iv) With respect to such Loan Agreement, the record or records comprising the electronic chattel paper are created, stored, and assigned in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of such Loan Agreement that constitutes or evidences the Loans must be made with the participation of the Indenture Trustee, and (b) all revisions of the authoritative copy of such Loan Agreement that constitute or evidence the Loans must be readily identifiable as an authorized or unauthorized revision.

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(v) Neither the Seller nor any other Person has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such Loan Agreement that constitutes or evidences the Loan to any Person other than the Servicer pursuant to the terms of the Sale and Servicing Agreement.

(vi) Either (a) the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding the authoritative copy of such Loan Agreement solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer, or (b) the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

10. Notwithstanding any other provision of this Loan Purchase Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule III shall be continuing, and remain in full force and effect until such time as all obligations under this Loan Purchase Agreement have been finally and fully paid and performed.

11. The parties to this Loan Purchase Agreement shall provide each Rating Agency with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule III, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

12. Each Seller covenants that, in order to evidence the interests of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor under this Loan Purchase Agreement, such Seller shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Depositor or the Depositor Loan Trustee) to maintain and perfect, as a first-priority interest, the Indenture Trustee’s security interest in the Loans sold by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor. Such Seller shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the security interest of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor in the Loans sold by such Seller to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor as a first-priority interest.

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EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”), dated July 30, 2014, is by each of the sellers identified in Schedule I to the Loan Purchase Agreement (each, an “Assignor” and collectively, the “Assignors”), dated as of July 30, 2014 (as amended, restated, modified or supplemented from time to time, the “Loan Purchase Agreement”) in favor of ONEMAIN FINANCIAL FUNDING II, LLC, a Delaware limited liability company (the “Depositor”) on behalf of itself and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity but solely as loan trustee for the benefit of the Depositor (in such capacity, the “Depositor Loan Trustee” and together with the Depositor, the “Assignees”). Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Loan Purchase Agreement.

For and in consideration of the sum of [        ] ($[        ]) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, which consideration shall be allocated among the Assignors based on the portion thereof owing to each Assignor as Purchase Price in respect of Loans sold by such Assignor to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor pursuant to the Loan Purchase Agreement and as further identified in this Agreement, the parties hereto hereby agree as follows:

In accordance with and subject to the terms and conditions of the Loan Purchase Agreement, each Assignor hereby confirms the sale, transfer, conveyance and assignment to the Depositor and solely in the case of legal title to the Loans the Depositor Loan Trustee for the benefit of the Depositor pursuant to the Loan Purchase Agreement without recourse except as previously provided in the Loan Purchase Agreement, all of the right, title and interest of such Assignor in, to and under those Loans for which such Assignor is identified as the Seller on Schedule A and the other Purchased Assets related thereto. Each of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor hereby accepts such assignment and the Depositor shall, in accordance with the terms of the Loan Purchase Agreement, deliver to or at the direction of each Assignor the consideration identified in the preceding paragraph.

Each Assignor represents and warrants that this Agreement will (i) vest in the Depositor and the Depositor Loan Trustee for the benefit of the Depositor sole and exclusive ownership of all the related Purchased Assets free and clear of any Lien of any Person claiming through or under such Assignor or any of its Affiliates and in compliance with all Requirements of Law applicable to such Assignor and (ii) constitute a valid assignment of such Assignor’s interest in the related Purchased Assets, enforceable against such Assignor and, upon the filing of all appropriate UCC financing statements, against all other persons, including creditors of and all other entities that have purchased or will purchase assets from such Assignor. The Cut-Off Date for the Loans identified in this Agreement is [        ].

A-1

IN WITNESS WHEREOF, the Assignors have caused this Assignment Agreement to be executed by their duly authorized officers as of the date first above written.

[APPLICABLE SELLERS]
ASSIGNOR

By:
Its:

ONEMAIN FINANCIAL FUNDING II, LLC, as Depositor

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]

SCHEDULE A

LOAN SCHEDULE

EXHIBIT B

FORM OF ADDITIONAL LOAN ASSIGNMENT

This ADDITIONAL LOAN ASSIGNMENT (this “Agreement”), dated as of [the first day of the current Collection Period] (such date to constitute the Addition Date with respect to the Additional Loans sold on the related Addition Date), is by the sellers identified on the signature page hereto (each, an “Assignor” and collectively, the “Assignors”), in favor of ONEMAIN FINANCIAL FUNDING II, LLC, a Delaware limited liability company (the “Depositor”) on behalf of itself and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity but solely as depositor loan trustee for the benefit of the Depositor (in such capacity, the “Depositor Loan Trustee” and together with the Depositor, the “Assignees”). Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Loan Purchase Agreement, dated as of July 30, 2014, among each of the sellers identified in Schedule I thereto, the Depositor and the Depositor Loan Trustee (as amended, restated, modified or supplemented from time to time, the “Loan Purchase Agreement”). This Agreement is entered into in connection with the Loan Purchase Agreement.

For and in consideration of the sum of [        ] ($[        ]) and other valuable consideration which is payable on the following Payment Date, the sufficiency of which hereby is acknowledged, which consideration shall be allocated among the Assignors based on the portion thereof owing to each Assignor as Purchase Price in respect of Additional Loans sold by such Assignor to the Depositor and the Depositor Loan Trustee for the benefit of the Depositor pursuant to the Loan Purchase Agreement and as further identified in this Agreement, the parties hereto hereby agree as follows:

In accordance with and subject to the terms and conditions of the Loan Purchase Agreement, each Assignor hereby confirms the sale, transfer, conveyance and assignment to the Depositor and, solely in the case of legal title to the Loans, the Depositor Loan Trustee for the benefit of the Depositor pursuant to the Loan Purchase Agreement without recourse except as previously provided in the Loan Purchase Agreement, all of such Assignor’s right, title and interest in, to and under the Additional Loans for which such Assignor is identified as the Seller on Schedule A (the “Assigned Additional Loans”) and the other Purchased Assets related thereto. Each of the Depositor and the Depositor Loan Trustee for the benefit of the Depositor hereby accepts such assignment and the Depositor shall in accordance with the terms of the Loan Purchase Agreement deliver to or at the direction of each Assignor the consideration identified in the preceding paragraph.

Each Assignor represents and warrants that the Loan Purchase Agreement will (i) vest in the Depositor and the Depositor Loan Trustee for the benefit of the Depositor sole and exclusive ownership of all the related Purchased Assets free and clear of any Lien of any Person claiming through or under such Assignor or any of its Affiliates and in compliance with all Requirements of Law applicable to such Assignor and (ii) constitute a valid assignment of such Assignor’s interest in the related Purchased Assets, enforceable against such Assignor and, upon the filing of all appropriate UCC financing statements, against all other persons, including creditors of and all other entities that have purchased or will purchase assets from such Assignor. Schedule A hereto includes the information required to be included in the Additional Loan

B-1

Assignment Schedule with respect to the Assigned Additional Loans as well as Renewals with respect to Renewal Loan Replacements that became Additional Loans during the related Collection Period and the Loan Schedule is hereby supplemented to include the Assigned Additional Loans and other information included in Schedule A. The Cut-Off Date for the Assigned Additional Loans (other than Renewal Loans in connection with Renewal Loan Replacements) is [        ].

B-2

IN WITNESS WHEREOF, the parties have caused this Additional Loan Assignment to be executed by their duly authorized officers as of the date first above written.

[APPLICABLE SELLERS]
ASSIGNOR

By:
Its:

ONEMAIN FINANCIAL FUNDING II, LLC as Depositor

By:
Name:
Title:

[SIGNATURE PAGE TO ADDITIONAL LOAN ASSIGNMENT]

SCHEDULE A

ADDITIONAL LOAN ASSIGNMENT SCHEDULE

EXHIBIT C

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of [            ] (this “Agreement”) is by and among                     , a                      (the “Company”), ONEMAIN FINANCIAL FUNDING II, LLC (the “Depositor”) and WELLS FARGO BANK, N.A., not in its individual capacity but solely as loan trustee for the benefit of the Depositor (in such capacity, the “Depositor Loan Trustee”).

Reference is made to the Loan Purchase Agreement, dated as of July 30, 2014 (as amended, restated, modified or supplemented from time to time, the “Loan Purchase Agreement”), among the Depositor, the Depositor Loan Trustee and the sellers party thereto. Capitalized terms used herein without definition shall have the meanings given to them in the Loan Purchase Agreement.

Pursuant to Section 9.16 of the Loan Purchase Agreement, an Affiliate of OneMain Financial may be added as a party to the Loan Purchase Agreement as a Seller upon satisfaction of the conditions set forth in the Loan Purchase Agreement, including the delivery to the Indenture Trustee of a fully executed copy of this Agreement.

In connection therewith:

1. The Company hereby joins in and agrees to be bound by and to comply with each and every provision of the Loan Purchase Agreement as a Seller thereunder.

2. The Company hereby represents and warrants that each representation and warranty contained in Section 4.01 and Section 4.02 of the Loan Purchase Agreement is true and correct with respect to the Company as of the date of this Agreement, as if such representations and warranties were set forth at length herein.

3. This Accession Agreement shall be a Transaction Document, shall be binding upon and enforceable against the Company and its successors and assigns, and shall inure to the benefit of and be enforceable by the Depositor, the Depositor Loan Trustee and their assigns.

[Signature Pages Follow]

C-1

IN WITNESS WHEREOF, each party hereto has caused this Accession Agreement to be executed by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]

By:
Name:
Title:

ONEMAIN FINANCIAL FUNDING II, LLC as Depositor

By:
Name:
Title:

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Depositor Loan Trustee

By:
Name:
Title:

[SIGNATURE PAGE OF ACCESSION AGREEMENT]

EXHIBIT D

CONDITIONS TO ACCESSION

The Depositor and the Depositor Loan Trustee for the benefit of the Depositor shall have received each of the following in form and substance satisfactory to the Depositor, the Depositor Loan Trustee and any assignees thereof:

(i) a fully-executed copy of an Accession Agreement with respect to the Additional Seller;

(ii) a certificate of the Secretary or Assistant Secretary of the Additional Seller, dated the date of the proposed Accession, certifying (a) the names and true signatures of the incumbent officers of the Additional Seller authorized to sign on behalf of the Additional Seller the applicable Accession Agreement and all other documents to be executed by the Additional Seller thereunder or in connection therewith, (b) that the copy of the certificate of formation or articles of incorporation of the Additional Seller, as applicable, is a complete and correct copy and that such certificate of formation or articles of incorporation have not been amended, modified or supplemented and are in full force and effect, (c) that the copy of the limited liability company agreement or by-laws, as applicable, of the Additional Seller are a complete and correct copy, and that such limited liability company agreement or by-laws have not been amended, modified or supplemented and are in full force and effect, and (d) the resolutions of the board of directors or board of managers of the Additional Seller approving and authorizing the execution, delivery and performance by the Additional Seller of the applicable Accession Agreement and all other documents to be executed by the Additional Seller thereunder or in connection therewith;

(iii) a good standing certificate for the Additional Seller, dated as of a recent date, issued by the Secretary of State of the Additional Seller’s State of formation or incorporation, as applicable;

(iv) an Opinion of Counsel from counsel to the Additional Seller with respect to corporate and security interest matters in a form acceptable to the Depositor;

(v) an Opinion of Counsel from counsel to the Additional Seller with respect to the true sale of Loans sold by the Additional Seller and the non consolidation of the Additional Seller with the Depositor; and

(vi) an Officer’s Certificate stating that all conditions precedent to the effectiveness of such Accession are satisfied.

D-1